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                                                                  Exhibit 3(b)
                                     BYLAWS

                                       OF

                     INTER(bullet)ACT SYSTEMS, INCORPORATED


                                    ARTICLE I

                                     Offices

         1. Principal Office. The principal office of the corporation shall be located at such place as the Board of Directors may determine.

         2. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders

         1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina (but within the continental United States), as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

         2. Annual Meetings. The annual meeting of shareholders shall be held on the second Tuesday in March, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

         3. Substitute Annual Meetings. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         4. Special Meetings. Special meetings of the shareholders may be called at any time by the President, the Secretary or the Chairman of the Board of Directors of the corporation, or by any shareholder pursuant to the written request signed by the holders of not less than 10% of all the votes entitled to be cast at the meeting, describing the purpose or purposes for which it is to be held, and delivered to the Secretary of the corporation.

         5. Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered no fewer than 10 nor more than 60 days before the date thereof, either personally


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or by mail, by or at the direction of the President, the Secretary, the Chairman of the Board or other person calling the meeting, to each shareholder of record entitled to vote at such meeting and to each nonvoting shareholder entitled to notice of the meeting. If the corporation is required by law to give notice of proposed action to nonvoting shareholders and the action is to be taken without a meeting pursuant to Section 9 of this Article, written notice of such proposed action shall be delivered to such shareholders not less than 10 days before such action is taken.

         If notice is mailed, such notice shall be effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

         In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter with respect to which specific notice to the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

         When a meeting is adjourned for more than 120 days after the date fixed for the original meeting or if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for 120 days or less and no new record date for the adjourned meeting is fixed, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         6. Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Incorporation, or these bylaws before or after the date and time stated in the notice. Such waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder's attendance at a meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of meeting, unless the shareholder objects to considering the matter before it is voted upon.

         7. Quorum. Shares representing a majority of the outstanding votes entitled to be cast upon a particular matter represented in person or by proxy shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the votes cast on the motion to adjourn; at any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting unless a new record date is set for the adjourned meeting.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting.

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         8. Voting of Shares. Except to the extent the Articles of Incorporation provide for multiple or fractional votes per share for certain classes of capital stock, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Except in the election of directors, a majority of the votes cast on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless a greater vote is required by law, by the Articles of Incorporation or by a bylaw adopted by the shareholders of the corporation.

         Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

         9. Informal Action by Shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed, either before or after the time the action that is the subject of the shareholder approval is taken, by all of the persons who would be entitled to vote upon such action at a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Unless otherwise fixed by law or these bylaws, the record date for determining the shareholders entitled to take action without a meeting shall be the date the first shareholder signs the consent.

         10. Voting Lists. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all the shareholders entitled to notice of such meeting, with the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, is entitled on written demand to inspect and, subject to the requirements of North Carolina law, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his agent or attorney, during the whole time of the meeting or any adjournment.

         11. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. An appointment form is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.


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         12. Shares Held by Nominees. The Board of Directors may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as a shareholder. The extent of this recognition may be determined in the procedure.

                                   ARTICLE III

                                    Directors

         1. General Powers. Subject to the Articles of Incorporation and valid shareholders' agreements, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation be managed under the direction of, its Board of Directors.

         2. Number, Term and Qualifications. The number of directors of the corporation shall be not less than 7 nor more than 12. The number of directors may be fixed or changed from time to time, within this range, by the shareholders or the Board of Directors. The Board of Directors may also increase or decrease this number, but not by more than 30% during any twelve month period. The terms of the initial directors expire at the first shareholders' meeting at which directors are elected. The term of a director expires at the next annual shareholders' meeting following his election, or when his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

         3. Election of Directors. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of shareholders. Those persons who receive a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present shall be deemed to have been elected.

         4. Removal. The shareholders may remove one or more directors with or without cause. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

         5. Vacancies. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, the vacancy may be filled by the shareholders, the Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors, or by the sole remaining director. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

         6. Chairman. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of

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Directors and perform such other duties as may be directed by the Board. The
Board of Directors may designate the Chairman of the Board or any Vice Chairman of the Board as an officer of the corporation.

         7. Compensation. The Board of Directors may compensate a director for his services as such and may provide for the payment of all expenses incurred by a director in attending regular and special meetings of the Board or in otherwise fulfilling his duties as a director.


                                   ARTICLE IV

                              Meetings of Directors

         1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may also provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

         2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. Such meetings may be held within or without the State of North Carolina.

         3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

         The person or persons calling a special meeting of the Board of Directors shall, at least 24 hours before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         4. Waiver of Notice. Any director may waive any required notice before or after the date and time stated in the notice. Attendance at or participation by a director in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         A director may also waive notice by filing with the minutes or corporate records his written and signed consent to the holding of the meeting or to any specific action so taken.

         5. Quorum. A majority of the number of directors prescribed, or, if no number is prescribed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors..

         6. Manner of Acting. Except when a greater number is required by law, the Articles of Incorporation or these bylaws, an act of the majority of the directors then in office (but no fewer than four) shall be the act of the Board of Directors.

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         7. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless his contrary vote is recorded; he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; his dissent or abstention is entered in the minutes of the meeting; or he files written notice of dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. The right of dissent or abstention is not available to a director who voted in favor of such action.

         8. Attendance by Telephone. The Board of Directors shall permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         9. Informal Action by Directors Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question, describing the action taken, is signed by all the directors and filed with the minutes of the proceedings of the Board or filed with the corporate record, whether done before or after the action so taken. Such action shall be effective when the last director signs the consent, unless the consent specifies a different effective date.

         10. Loans to Directors. Except as otherwise provided by law, the corporation shall not directly or indirectly lend money to or guarantee the obligation of a director of the corporation unless the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under control of the benefited director, or unless the corporation's Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this Section does not affect the borrower's liability on the loan.

                                    ARTICLE V

                                    Officers

         1. Number. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of President and Secretary, but no officer may act in more than one capacity where action of two or more officers is required. It shall not be necessary for any officer to be a shareholder of the corporation.

         2. Election and Term. Except as hereafter provided, the officers of the corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the

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Board. Unless otherwise determined by the Board of Directors, the Chief
Executive Officer may appoint assistant officers. Each officer and assistant officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified.

         3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause. Officers appointed by the Chief Executive Officer may be removed by him. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4. Compensation. The compensation of all officers of the corporation other than assistant officers shall be fixed by the Board of Directors. No officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors. The compensation of all assistant officers shall be fixed by the Chief Executive Officer of the corporation or his designee.

         5. President. The President shall, unless otherwise determined by the Board of Directors, be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation according to these bylaws. He shall, when present, unless the Board of Directors determines otherwise, preside at all meetings of the shareholders. He may sign, with any other proper officer, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments that may lawfully be executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         6. Vice Presidents. The Vice Presidents shall perform such duties and shall have such other powers as the Board of Directors or the President shall prescribe. The Board of Directors may designate one or more Vice Presidents as Executive or Senior Vice President, or any other title that the Board of Directors deems appropriate, and may rank the Vice Presidents in order of authority. The Vice President, or, if more than one, the highest ranking available Vice President, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office.

         7. Secretary. The Secretary shall keep the minutes of the meetings of shareholders, of the Board of Directors and of all Executive Committees in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of the bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the mailing address of each shareholder which shall be furnished to the Secretary by such shareholder; have general charge of the stock transfer books of the corporation; keep or cause to be kept in the State of North Carolina at the corporation's registered office or principal place of business a record of the corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to

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be prepared voting lists prior to each meeting of shareholders as required by law; and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         8. Treasurer. The Treasurer shall, except to the extent that some other officer has been delegated this authority by the Board of Directors, have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 3 of Article VI of these bylaws; prepare, or cause to be prepared, annual financial statements of the corporation including a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for the year, all in reasonable detail, which financial statements or written notice of their availability shall be mailed to each shareholder within 120 days after the close of each fiscal year. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         9. Assistant Officers. The Assistant Vice Presidents, Secretaries and Treasurers shall, in the absence or disability of their superiors, perform the duties and exercise the powers of those offices and shall, in general, perform such other duties as shall be assigned to them by the President or by the respective officers to whom they report.

         10. Executive Officers. The Board of Directors may designate any officer as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer, which officer shall have such authority as the Board of Directors may designate.

         11. Contract Rights. The appointment of an officer does not itself create contract rights in the officer.

         12. Bonds. The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                         Contracts, Checks and Deposits

         1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.


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         2. Checks and Drafts. All checks, drafts or orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

                                   ARTICLE VII

                  Certificates for Shares and Transfer Thereof

         1. Certificates for Shares. Shares of the corporation may but need not be represented by certificates. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. If shares represented by certificates are issued, each certificate shall be signed (either manually or in facsimile) by the Chairman, the President or any Vice President, and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. If shares are issued without certificates, the corporation shall, within a reasonable time after such issuance, send the shareholder a written statement of the information required on certificates by law. At a minimum each share certificate or information statement shall state on its face the following information: the name of the corporation and that it is organized under the law of North Carolina; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, the certificate or information statement represents; if the corporation is authorized to issue different classes of shares or different series within a class, a summary of, or alternatively, a conspicuous statement on the back or front of the certificate or contained in the information statement that the corporation will furnish in writing and without charge, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series); and, a conspicuous statement of any restrictions on the transfer or registration of transfer of the shares.

         2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. Transfer of shares evidenced by certificates shall be made only on surrender for cancellation of the certificate for such shares. Transfer of shares of the corporation not evidenced by certificates shall be made only on delivery to the corporation of such documentation as the corporation shall require.

         3. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote, to take any other action, or to receive a dividend with respect to their shares, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date fixed by the Board of Directors under

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this Section shall not be more than 70 days before the meeting or action requiring a determination of shareholders.

         If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to a dividend, the close of the business day before the first notice is delivered to shareholders or the date on which the Board of Directors authorizes the dividend, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         4. Lost Certificates. If a shareholder claims that a certificated security has been lost, apparently destroyed or wrongfully taken, the corporation shall issue a new certificated security or, at the option of the corporation, an equivalent noncertificated security in place of the original security, if the shareholder so requests before the corporation has notice that the security has been acquired by a bona fide purchaser, files with the corporation a sufficient indemnity bond if so required by the corporation, and satisfies any other reasonable requirements imposed by the corporation.

         5. Holder of Record. The corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificates except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

         The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         6. Reacquired Shares. The corporation may acquire its own shares and shares so acquired constitute authorized but unissued shares.

                                  ARTICLE VIII

                                 Indemnification


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         1. Extent. In addition to the indemnification otherwise provided by law, the corporation shall indemnify and hold harmless its directors and Indemnified Officers (as hereinafter defined) against liability and expenses in any proceeding, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation's request, in another corporation, partnership, joint venture, trust or other enterprise, and the corporation shall indemnify and hold harmless those directors and officers who are deemed to be fiduciaries of the corporation's present and future employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended, ("ERISA fiduciaries") against liability and expenses in any proceeding, including reasonable attorney's fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the corporation shall not indemnify a director or Indemnified Officer against liability or litigation expense that he may incur on account of his activities that at the time taken were not in good faith, were known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or that he had reason to believe was unlawful, and the corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known to him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The corporation shall also indemnify the director, Indemnified Officer or ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with
Section 2 of this Article that the director, Indemnified Officer or ERISA fiduciary is entitled to indemnification hereunder.

         2. Determination. Any indemnification under Section 1 of this Article shall be paid by the corporation in any specific case only after a determination that the director, Indemnified Officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of the shares representing a majority of the outstanding votes entitled to be cast other than those owned or controlled by directors or officers who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the votes entitled to be cast, or (d) by a court of competent jurisdiction.

         3. Advanced Expenses. Expenses incurred by a director, Indemnified Officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, Indemnified Officer or ERISA fiduciary to repay such

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amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the corporation.

         4. Corporation. For purposes of this Article, references to directors or officers of the "corporation" shall be deemed to include directors, officers and ERISA fiduciaries of Inter(bullet)Act Systems, Incorporated, its subsidiaries, and all constituent corporations absorbed into Inter(bullet)Act Systems, Incorporated or any of its subsidiaries by a consolidation or merger.

         5. Indemnified Officer. For purposes of the Article, "Indemnified Officer" shall mean all executive officers of the corporation who are also directors of the corporation and any other officer who is designated by the Board of Directors as an Indemnified Officer.

         6. Reliance and Consideration. Any director, Indemnified Officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any director, Indemnified Officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

         7. Insurance. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of, or in some other capacity in, another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

                                   ARTICLE IX

                               General Provisions

         1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in such manner and upon such terms and conditions as are permitted by law and by its Articles of Incorporation.


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         2. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or bylaws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice and delivered to the corporation for filing with the minutes, whether before or after the time stated therein, shall be equivalent to such notice.

         3. Fiscal Year. Unless otherwise ordered by the Board of Directors, the fiscal year of the corporation shall be from January 1 to December 31.

         4. Amendments. Except as otherwise provided herein, by law or in the Articles of Incorporation, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office (but no fewer than four) at any regular or special meeting of the Board of Directors.

         The Board of Directors shall have no power to amend or repeal a bylaw fixing a greater quorum or voting requirement for the Board of Directors unless that bylaw was originally adopted by the Board of Directors or such bylaw provides that it may be amended or repealed by the Board of Directors.

         No bylaw hereafter adopted, amended, or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors unless otherwise provided in the Articles of Incorporation or in a bylaw simultaneously or subsequently adopted by the shareholders of the corporation.


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******************************************************************************

         I, William F. Penwell, the duly elected, qualified and acting Secretary of Inter(bullet)Act Systems, Incorporated, do hereby certify that the foregoing are the Bylaws of Inter(bullet)Act Systems, Incorporated, adopted by the Board of Directors by action duly taken as of April 14, 1993, and reflecting all amendments through June 12, 1996.

         IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of June, 1996.


                                        --------------------------------------
                                        William F. Penwell, Secretary

(CORPORATE SEAL)

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